UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 30, 2012

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208-664-5066

(Registrant’s telephone number)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2012, the Company appointed Lindsay E. Gorrill as Chairman of the Board of Directors and Chief Executive Officer.  On April 30, 2012, Mr. Gorrill informed the Company that he has declined the appointment and will be unable to serve as the Company’s CEO due to an increase in responsibilities in his other business interests.  Mr. Gorrill also resigned as the Company’s President for the same reasons.  He will continue to serve as the Chairman of the Board.

There have been no disagreements between the Company and Mr. Gorrill, known to an executive officer of Star Gold Corp., on any matter relating to the Company’s operations, policies or practices.  Mr. Gorrill was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and has been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein.  There are no disagreements reported by Mr. Gorrill.  The letter from Mr. Gorrill will be filed as an exhibit to an amended current report on Form 8-K within two (2) business days of receipt by the Company.

On April 30, 2012, the Board appointed David Segelov as President of the Company.  Following is a brief description of Mr. Segelov’s prior business experience.

Mr. David Segelov is a Chartered Financial Analyst who holds an MBA from Columbia University in New York City.  He also holds a Bachelor of Laws (LL.B.) and Bachelor of Economics from Sydney University, Australia.  Mr. Segelov has a background in the financial markets having worked as an analyst and principal in various investment funds; most recently, Leviticus Partners LLP based in New York, from 2006-08.  Leviticus Partners specialized in long term holdings of micro-cap companies and turn-around situations.  From 2008 to 2012, he was principal in his own firm, Reverse Swing Capital, which provided research and investment ideas and due diligence to a number of private investment funds focused on the resource industry in Australia, Africa and the Americas.  Currently Reverse Swing Capital is not actively engaged in business while Mr. Segelov devotes his time and energy to Star Gold.  With the exception of his involvement with Star Gold, during the last five years Mr. Segelov has held no executive offices or board positions with any public companies.

There are no family relationships between Mr. Segelov and any member of the Board of Directors or any other officer of the Company.  During the year ending April 30, 2012, the Company completed an offering debentures and warrants totaling $1,500,000.  Mr. Segelov, through an individual retirement account he manages, invested a total of $100,000 under the offering.  Pursuant to the offering Mr. Segelov received a debenture convertible into 1,000,000 shares of the Company’s common stock at the conversion price of $0.10 per share and warrants to purchase 1,000,000 shares of common stock at the exercise price of $0.15 per share.  On March 23, 2012 Mr. Segelov, by and through the individual retirement account he manages, exercised the warrant and acquired 1,000,000 shares of common stock of the Company.  On April 30, 2012 the Company converted all debentures sold during the offering and as a result Mr. Segelov, by and through the individual retirement account he manages acquired 1,000,000 shares of the Company’s common stock pursuant to the conversion of the debenture acquired pursuant to the offering.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

May 2, 2012